SUBSCRIPTION AGREEMENT

between

MIG REF II INFR, LLC

“Purchaser”

and

Greenidge Generation Holdings Inc.

“Issuer”

Dated as of July 19, 2026

Table of Contents

Page

ARTICLE 1	PURCHASE AND SALE OF THE SHARES, THE CONVERTIBLE NOTE AND THE WARRANTS	1
1.1	Purchase and Sale of the Shares, the Convertible Note and the Warrants.	1
1.2	Purchase Price.	2
1.3	Payment of Purchase Price.	2
1.4	Delivery of Shares, Convertible Note and Warrants.	2
1.5	Purchaser Exchange Act Filings	2

ARTICLE 2	REPRESENTATIONS AND WARRANTIES OF ISSUER	2
2.1	Listing.	2
2.2	SEC Reports.	2
2.3	No Material Adverse Change in Business.	3
2.4	Financial Statements.	4
2.5	Independent Accountants.	4
2.6	Good Standing of Issuer.	4
2.7	Subsidiaries.	4
2.8	Capitalization.	5
2.9	Shares, Convertible Note, Conversion Shares, Warrants, Warrant Shares.	5
2.10	Litigation.	6
2.11	No Conflicts.	6
2.12	Compliance with Laws; Permits and Orders.	6
2.13	Authorization.	7
2.14	Investment Company Act.	7
2.15	Registration Rights.	8
2.16	No Stabilization or Manipulation.	8
2.17	Property.	8
2.18	Title Insurance.	9
2.19	Environmental Laws.	9
2.20	Internal Accounting and Other Controls.	9
2.21	Disclosure Controls.	10
2.22	Insolvency; Financial Covenants.	10
2.23	Absence of Labor Dispute.	10
2.24	Use of Proceeds.	11
2.25	No Finder’s Fees.	11
2.26	Insurance.	11
2.27	Absence of Undisclosed Liabilities.	11
2.28	Taxes.	11
2.29	No Registration	12
2.30	Certain Information.	12

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF PURCHASER	12
3.1	Authority.	12
3.2	Brokers and Finders.	13
3.3	Securities Act.	13
3.4	Beneficial Ownership of Class A Common Stock.	13
3.5	Availability of Funds.	13
3.6	Securities Offering Exemption	13
3.7	No Conflicts.	14
3.8	Legends.	14

ARTICLE 4	CONDITIONS TO CLOSING	14
4.1	Conditions to Purchaser’s Obligations.	14

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Table of Contents

(continued)

Page

4.2	Conditions to Issuer’s Obligations.	17

ARTICLE 5	ADDITIONAL COVENANTS	18
5.1	Confidentiality.	18
5.2	Public Announcements.	18
5.3	Approvals.	19
5.4	Reservation of Shares of Class A Common Stock.	20
5.5	Operation of Business.	20
5.6	Fee Reimbursement.	21

ARTICLE 6	TERMINATION	21
6.1	Termination.	21
6.2	Notice of Termination.	21
6.3	Effect of Termination.	22

ARTICLE 7	GENERAL PROVISIONS	22
7.1	Definitions.	22
7.2	Fees and Expenses.	27
7.3	Notices.	27
7.4	Assignment	28
7.5	No Benefit to Others.	28
7.6	Headings and Gender; Construction; Interpretation.	28
7.7	Counterparts.	29
7.8	Integration of Agreement.	29
7.9	Waiver.	29
7.10	Governing Law.	29
7.11	Partial Invalidity.	30
7.12	Survival.	30
7.13	Specific Enforcement.	30
7.14	Investment Unit.	30

EXHIBITS

Exhibit A Form of Convertible Note

Exhibit B Form of Warrants

Exhibit C Form of Investor Rights Agreement

- ii -

Subscription AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of July 19, 2026, between MIG REF II INFR, LLC (“Purchaser”) and Greenidge Generation Holdings Inc. (“Issuer”).

WHEREAS, Issuer desires to sell and Purchaser desires to purchase (i) 2,923,976 shares (the “Shares”) of Issuer’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) a secured convertible note in the form attached hereto as Exhibit A (the “Convertible Note”) in the aggregate principal amount of $10,000,000, which shall be convertible into shares of Class A Common Stock (as converted, the “Conversion Shares”), and (iii) warrants in the form attached hereto as Exhibit B (the “Warrants”) to purchase up to an additional 1,754,386 shares of Class A Common Stock (the “Warrant Shares”), for the consideration and on the terms set forth in this Agreement, which Shares, Convertible Note, Conversion Shares, Warrants and Warrant Shares will be offered and sold to Purchaser in a private placement without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(a)(2) thereof and/or Regulation D thereunder;

WHEREAS, on the date hereof, Issuer has entered into subscription agreements (collectively, the “Other Subscription Agreements”) with (i) Atlas GREE Investment Holdco LLC (“Atlas”), providing for the issuance and sale by Issuer to Atlas of $5,000,000 of shares of Class A Common Stock at the Per Share Purchase Price, (ii) Conversant Capital LLC (“Conversant”), providing for the issuance and sale by Issuer to Conversant of $5,950,000 of shares of Class A Common Stock at the Per Share Purchase Price, and (iii) certain other investors, providing for the issuance and sale of additional shares of Class A Common Stock at the Per Share Purchase Price, such sales to occur concurrently with the Closing;

WHEREAS, on the date hereof, the holders of a majority of the outstanding voting power of Issuer have provided the Stockholder Consent; and

WHEREAS, certain capitalized terms used in this Agreement are defined in Section 7.1 of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 PURCHASE AND SALE OF THE SHARES, THE CONVERTIBLE NOTE AND THE WARRANTS

1.1   Purchase and Sale of the Shares, the Convertible Note and the Warrants.

On and subject to the terms and conditions of this Agreement, on the Closing Date, Issuer shall sell, and Purchaser shall purchase (i) the Shares, (ii) the Convertible Note and (iii) the Warrants free and clear of any and all Liens (other than those imposed by the Certificate of Incorporation and federal and state Laws). On and subject to the terms and conditions of this Agreement, the closing of the issuance, sale and purchase of the Shares, the Convertible Note and the Warrants (the “Closing”) shall take place remotely via the exchange of final documents and signature pages on the third (3rd) Business Day following the satisfaction (or waiver) of the conditions set forth in Article 4 (other than those conditions that by their nature are to be first satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), or such other time and place as Issuer and Purchaser may agree. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

1.2   Purchase Price.

The aggregate purchase price for the Shares, the Convertible Note and the Warrants shall be $15,000,000 (the “Purchase Price”), which amount equals (a) the product of (i) the purchase price per share for the Shares of $1.71 (the “Per Share Purchase Price”) and (ii) the number of Shares being purchased by Purchaser, plus (b) 100% of the principal amount of the Convertible Note.

1.3   Payment of Purchase Price.

Three (3) Business Days prior to the Closing Date, Purchaser shall deposit an amount in cash equal to the Purchase Price, by wire transfer in immediately available funds in U.S. dollars, into an escrow account with an escrow agent selected by Issuer and reasonably acceptable to Purchaser (the “Escrow Agent”) pursuant to an escrow agreement to be entered into among Purchaser, Issuer and the Escrow Agent (the “Escrow Agreement”). The Purchase Price shall be released from escrow to Issuer on the Closing Date in accordance with the terms of the Escrow Agreement. A Federal Reserve Reference Number shall be requested of the Escrow Agent at the time of the transfer for the purpose of assisting Issuer in confirming receipt of the funds.

1.4   Delivery of Shares, Convertible Note and Warrants.

On the Closing Date, Issuer shall (a) irrevocably instruct its transfer agent to record the issuance of the Shares to Purchaser, in book-entry form pursuant to the transfer agent’s regular procedures, free and clear of all restrictive and other notations or legends except as provided in Section 3.8 hereof, (b) deliver the duly executed Convertible Note to Purchaser, in certificated form, (c) deliver the duly executed Warrants to Purchaser, in certificated form, and (d) deliver, to the extent not previously delivered, the items required to be delivered by Issuer set forth in Section 4.1.

1.5   Purchaser Exchange Act Filings

Purchaser acknowledges that it shall be responsible for any filings required by it under Sections 13 or 16 of the Exchange Act in connection with the purchase or acquisition of any shares of Class A Common Stock.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, that:

2.1   Listing.

Issuer’s Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Nasdaq Global Select Market under the trading symbol “GREE.” Except as disclosed in the SEC Reports, Issuer is in compliance with the listing and maintenance requirements of the Nasdaq.

2.2   SEC Reports.

(a)     Except as set forth in the SEC Reports, Issuer has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such reports filed by Issuer under the Exchange Act during the 12 months preceding the date hereof, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by Issuer under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports.”

(b)    As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by Issuer complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by Issuer, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.3   No Material Adverse Change in Business.

Since December 31, 2025 and except as otherwise disclosed in the SEC Reports: (a) there has not occurred any material adverse change or any development that is reasonably likely to have a material adverse effect on the condition (financial, tax or otherwise), results of operations, business, properties or assets (tangible and intangible) of Issuer and its Subsidiaries considered as one enterprise (other than changes or developments relating to (i) changes in general economic conditions in the United States, other than changes which adversely affect Issuer and its Subsidiaries to a materially greater extent than their competitors, (ii) the execution or the announcement of this Agreement and the Other Subscription Agreements, or the consummation of the transactions contemplated hereby and thereby, (iii) changes in GAAP or the accounting rules or regulations of the Commission, (iv) changes in conditions in the cryptocurrency mining, digital asset, datacenter ownership, operation or development, electric power generation or energy markets generally, other than changes which adversely affect Issuer and its Subsidiaries to a materially greater extent than their competitors, (v) any decline in the market price or trading volume of the Class A Common Stock in and of itself (it being understood that the facts or circumstances underlying any such decline or change may be taken into account in determining whether a Material Adverse Effect has occurred), (vi) any failure by Issuer to meet any budgets, plans, projections or forecasts, in and of itself (it being understood that the facts or circumstances underlying any such failure may be taken into account in determining whether a Material Adverse Effect has occurred), (vii) any acts of war, armed conflict, military actions, terrorism or sabotage, other than such acts which adversely affect Issuer and its Subsidiaries to a materially greater extent than their competitors, (viii) any hurricane, tornado, flood, earthquake, natural disaster, pandemic, epidemic or other act of God, other than such events which adversely affect Issuer and its Subsidiaries to a materially greater extent than their competitors, or (ix) any changes in applicable Law or regulation (other than changes in GAAP or the accounting rules or regulations of the Commission addressed in clause (iii) above)) (a “Material Adverse Effect”); (b) there has been no dividend or distribution of any kind declared, paid or made by Issuer on any class of its capital shares (other than a pro rata distribution to existing holders of shares of Class A Common Stock of rights to purchase additional shares, where each right entitles the holder thereof to purchase no more than one (1) additional share of Class A Common Stock); (c) there has not been an announcement by Issuer of an allegation made by a Governmental Body of fraud or malfeasance on the part of an Executive Officer of Issuer, without regard to its impact on the results of operations, business, properties or assets of Issuer and its Subsidiaries; and (d) there has not been an announcement by Issuer of a breach of a covenant in any indebtedness of Issuer, or an announcement of the receipt by Issuer of a notice of default issued by any lender of such indebtedness that (i) could reasonably be expected to have a Material Adverse Effect and (ii) has not been cured or waived at or prior to the Closing Date (any such Material Adverse Effect, declaration, payment or making of a dividend or distribution, or announcement contemplated by clauses (a) through (d), a “Material Adverse Change”).

2.4   Financial Statements.

The consolidated financial statements and supporting schedules of Issuer included in the SEC Reports (in each case, other than any pro forma financial information and projections) present fairly, in all material respects, the financial position of Issuer and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the SEC Reports, said financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the supporting schedules, if any, included in the SEC Reports present fairly in all material respects the information required to be stated therein. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired, if any, included in the SEC Reports present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Regulation S-X under the Exchange Act with respect to real estate operations acquired or to be acquired, to the extent required under applicable Commission rules and regulations. The pro forma financial statements and the other pro forma financial information (including the notes thereto), included in the SEC Reports present fairly, in all material respects, the information set forth therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto), if any, are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. All material agreements to which Issuer or any of its Subsidiaries is a party or to which the property or assets of Issuer or any of its Subsidiaries are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

2.5   Independent Accountants.

MaloneBailey, LLP, which has expressed its opinion on the audited financial statements and related schedules included in the SEC Reports, is an independent registered public accounting firm within the meaning of the Securities Act.

2.6   Good Standing of Issuer.

Issuer has been duly organized and is validly existing and in good standing as a corporation under the Laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the SEC Reports; and Issuer is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to qualify and be in good standing could not reasonably be expected to have or result in a Material Adverse Effect.

2.7   Subsidiaries.

Each Subsidiary listed on Schedule 2.7 (“Significant Subsidiary”) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the Laws of the jurisdiction of its incorporation or formation; has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation or limited liability company to transact business; and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify and be in good standing could not reasonably be expected to have or result in a Material Adverse Effect.

2.8   Capitalization.

(a)     On the date hereof, the authorized capital stock of Issuer consists of (i) 500,000,000 shares of common stock, par value $0.0001 per share, consisting of (A) 400,000,000 shares of Class A Common Stock, of which 15,400,548 shares are issued and outstanding and 3,993,899 shares are reserved for issuance pursuant to outstanding warrants and convertible securities (including 2,733,394 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) issued and outstanding), and (B) 100,000,000 shares of Class B Common Stock, of which 2,733,394 shares are issued and outstanding; and (ii) 20,000,000 shares of Preferred Stock, par value $0.0001 per share, none of which are issued and outstanding.

(b)    All of the issued and outstanding shares of capital stock of each class of Issuer on the date hereof have been duly authorized and validly issued and are fully paid and non-assessable. On the date hereof, except as disclosed in the SEC Reports and other than shares of Class A Common Stock reserved for issuance under Issuer’s equity compensation plans or arrangements for officers, directors and other Employees and outstanding convertible securities and warrants, no shares of the capital stock of Issuer are reserved for issuance. On the date hereof, except as disclosed in the SEC Reports and other than the Shares, the Convertible Note, the Conversion Shares, the Warrants, the Warrant Shares, the shares of Class A Common Stock to be issued pursuant to the Other Subscription Agreements and shares of Class A Common Stock to be issued under Issuer’s equity compensation plans or arrangements for officers, directors and other Employees, or outstanding convertible securities and warrants, Issuer has no obligation to issue any additional shares of its capital stock, or securities convertible into or exchangeable for shares of its capital stock. None of the shares of capital stock of Issuer outstanding on the date hereof has been issued in violation of any preemptive rights of the current or past shareholders of Issuer. On the date hereof, except as disclosed in the SEC Reports and other than as set forth above, no rights relating to the purchase of capital stock of any class or series of Issuer are issued or outstanding nor are there any agreements, written or oral, providing for the issuance of any rights relating to the capital stock of any class or series of Issuer.

(c)     All of the issued and outstanding capital stock or membership interests of Issuer’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by Issuer, free and clear of any Liens, except as set forth in the SEC Reports and except for such Liens that could not reasonably be expected to have or result in a Material Adverse Effect.

2.9   Shares, Convertible Note, Conversion Shares, Warrants, Warrant Shares.

The Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares have been duly authorized for issuance and sale pursuant to this Agreement, subject to the effectiveness of the Stockholder Consent. When issued and delivered pursuant to this Agreement against payment of the consideration therefor specified herein, the Shares will be validly issued, fully paid and non-assessable and will be issued in compliance with federal and state securities Laws. When issued and delivered pursuant to this Agreement against payment of the consideration therefor specified herein, the Convertible Note and the Warrants will be valid and binding obligations of Issuer, enforceable against Issuer in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally, by the exercise of judicial discretion in accordance with equitable principles and by public policy to the extent that any provision relates to indemnification, contribution or exculpation, and will be issued in compliance with federal and state securities Laws. When issued and delivered upon conversion of the Convertible Note or exercise of the Warrants, as applicable, in accordance with their terms and against payment of the conversion price or exercise price, as applicable, specified therein, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and non-assessable and will be issued in compliance with federal and state securities Laws. None of the Shares, the Convertible Note, the Conversion Shares, the Warrants or the Warrant Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Issuer.

2.10   Litigation.

There is no Litigation before or by any court or other Governmental Body currently pending, or, to the knowledge of Issuer, threatened against or adversely affecting (a) Issuer or its Subsidiaries, their business or any of their respective assets or properties, at law or in equity, which is required to be disclosed in the SEC Reports (other than as disclosed therein), and which could reasonably be expected to have or result in a Material Adverse Effect or would materially and adversely affect the consummation of this Agreement or the transactions contemplated herein, or (b) the Mississippi Powered Land.

2.11   No Conflicts.

Neither Issuer nor any of its Subsidiaries is in violation of its respective certificate or articles of incorporation or similar organizational document, or its bylaws or similar operating document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its respective properties may be bound, where such defaults could reasonably be expected to have or result in a Material Adverse Effect; and the execution and delivery of this Agreement, the Ancillary Agreements and the Other Agreements have been authorized by all necessary corporate action of Issuer, and following the effectiveness of the Stockholder Consent, the consummation of the issuance and sale of the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares contemplated hereby, and the issuance and sale of the shares of Class A Common Stock contemplated by the Other Subscription Agreements, will have been duly authorized by all necessary corporate action of Issuer. Compliance by Issuer with its obligations hereunder and under the Ancillary Agreements and the Other Agreements will not conflict with or constitute a breach of, or default under (or constitute a default which with the passage of time or giving of notice, or both, would constitute an event of a default), or result in the creation or imposition of any Lien (other than Liens created by the Ancillary Agreements) upon any properties or assets of Issuer or its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Issuer or any of its Subsidiaries is a party or by which it may be bound or to which any of the properties or assets of Issuer or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of their respective certificates of incorporation or similar organizational documents, or their respective bylaws or similar operating documents, as the case may be, or, to the knowledge of Issuer, any Law or Order. No Consent or Order of any court or Governmental Body is required for the consummation by Issuer of the issuance and sale of the securities contemplated by this Agreement and the Other Subscription Agreements, except (i) for the Regulatory Approvals, (ii) such as has been or will be obtained or as may be required under the Securities Act, the Exchange Act and state securities Laws in connection with the transactions contemplated hereby and (iii) any Consent or Order, the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to be material to Issuer and its Subsidiaries, taken as a whole, or prevent, or materially and adversely affect, the consummation of this Agreement or the transactions contemplated herein.

2.12   Compliance with Laws; Permits and Orders.

Neither Issuer nor any of its Subsidiaries is engaged in any activity or has omitted to take any action that is or creates a violation of any Law applicable to Issuer or such Subsidiary, except where such violation could not reasonably be expected to have or result in a Material Adverse Effect. Neither Issuer nor any of its Subsidiaries is subject to any Order which has had or could reasonably be expected to have or result in a Material Adverse Effect. Except as disclosed in the SEC Reports, Issuer and its Subsidiaries possess all Permits necessary for the lawful operation of their business as presently conducted and are in compliance with all such Permits and all applicable Laws and Orders where a failure to have such Permits or to so comply could reasonably be expected to have or result in a Material Adverse Effect. Except as disclosed in the SEC Reports, neither Issuer nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have or result in a Material Adverse Effect. To the knowledge of Issuer, no officer, director or Employee of Issuer or any of its Subsidiaries is subject to any Order that prohibits such officer, director or Employee from engaging in or continuing any conduct, activity, or practice relating to Issuer, its Subsidiaries or their respective businesses except where such prohibition could not reasonably be expected to have or result in a Material Adverse Effect. To the knowledge of Issuer, neither Issuer nor any of its Subsidiaries has at any time during the last five years (a) made any unlawful contribution to any political candidate, or failed to disclose fully any contribution in violation of Law or (b) made any payment to any federal, state or local governmental, regulatory or administrative officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by the Laws of the United States or any jurisdiction thereof. Except as disclosed in the SEC Reports, neither Issuer nor any of its Subsidiaries has received at any time any written notice or other written communication from any Governmental Body or any other Person regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law or (b) any actual, alleged, possible, or potential obligation on the part of Issuer or any of its Subsidiaries to undertake, or to bear all or any portion of any Liability related to, any non-environmental remedial action of any nature, where such violation or obligation could reasonably be expected to have or result in a Material Adverse Effect.

2.13   Authorization.

Issuer’s Board of Directors has approved this Agreement, the Ancillary Agreements and the Other Agreements and the transactions contemplated hereby and thereby. Issuer has the full right, power and authority to execute and deliver this Agreement, the Ancillary Agreements and the Other Agreements and, upon effectiveness of the Stockholder Consent, to perform its obligations under this Agreement, the Ancillary Agreements and the Other Agreements, including the issuance and sale of the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares pursuant to this Agreement. Other than the Stockholder Consent, no approval of Issuer’s stockholders is required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and the Other Agreements. This Agreement and the Other Subscription Agreements represent, and when executed and delivered by the parties thereto at the Closing, the Ancillary Agreements and the Other Agreements will represent, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally, by the exercise of judicial discretion in accordance with equitable principles and by public policy to the extent that any provision relates to indemnification, contribution or exculpation.

2.14   Investment Company Act.

Neither Issuer nor any of its Subsidiaries is, or will be immediately after the consummation of the issuance and sale of the Shares, the Convertible Note, and the Warrants contemplated by this Agreement, or the issuance and sale of the shares of Class A Common Stock contemplated by the Other Subscription Agreements, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

2.15   Registration Rights.

There are no Persons with registration or other similar rights to have any equity or debt securities of Issuer or any affiliate (as defined in Rule 501(b) of Regulation D) registered for sale under a registration statement, except for rights contained in the Investor Rights Agreement and the Investor Rights Agreement, to be dated on or about the Closing Date, between Issuer and Atlas (the “Other Investor Rights Agreement”) and the registration and other rights set forth in, and granted to investors in connection with, the Other Subscription Agreements.

2.16   No Stabilization or Manipulation.

None of Issuer or any of its Subsidiaries or, to Issuer’s knowledge, any of the officers and directors thereof acting on Issuer’s or such Subsidiaries’ behalf has taken, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock.

2.17   Property.

Except as described in the SEC Reports (a) Issuer or its Subsidiaries have good and marketable title or leasehold interest, as the case may be, to the Properties described in the SEC Reports as being owned by Issuer or its Subsidiaries, in each case free and clear of all Liens and defects (collectively, “Defects”), other than (i) Liens securing obligations under the Ancillary Agreements, (ii) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) with respect to the Mississippi Powered Land, easements, rights-of-way, covenants, conditions, restrictions and other title encumbrances that do not, individually or in the aggregate, materially impair the intended use or value thereof, (v) Liens arising from judgments or awards being contested in good faith and adequately bonded or stayed pending appeal and do not exceed $1,250,000, and (vi) Defects in existence on the date of this Agreement and listed on Schedule 2.17(a) (such defects covered in clauses (i) to this clause (vi), collectively, the “Permitted Exceptions”) and (vii) where such Defects, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect, (b) none of Issuer, its Subsidiaries or, to the knowledge of Issuer, any lessee of any of the Properties is in default under any of the leases governing the Properties, except such defaults that could not reasonably be expected to have or result in a Material Adverse Effect, and Issuer does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that could not reasonably be expected to have or result in a Material Adverse Effect, (c) neither Issuer nor any Subsidiary has received written notice of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction or access to the Properties, except such proceedings, changes, or actions that could not reasonably be expected to have or result in a Material Adverse Effect, (d) Issuer or its Subsidiaries each own or lease or otherwise possess the rights to use all material real or personal property necessary for use in the conduct of its business, (e) Issuer and its Subsidiaries have good and valid title to all other owned real or personal property and valid leasehold interests in all other leased real or personal property, in each case free and clear of all Defects except for such Defects that could not reasonably be expected to have or result in a Material Adverse Effect and (f) Issuer and its Subsidiaries have the right and power to transfer and encumber the Mississippi Powered Land without the consent or approval of any Third Party.

2.18   Title Insurance.

Except as described in the SEC Reports, Issuer or its Subsidiaries have title insurance on each of the Properties: (a) insuring that Issuer or the applicable Subsidiary has good and marketable title (or leasehold interest) to the applicable Property, free and clear of all Defects other than such Defects as could not reasonably be expected to have or result in a Material Adverse Effect, and (b) in an amount as is commercially reasonable for such Property and consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties except, in each case, where the failure to have such title insurance could not reasonably be expected to have or result in a Material Adverse Effect in the event of any loss or title defect that would otherwise be insured against by such title insurance.

2.19   Environmental Laws.

Except as disclosed in the SEC Reports, (a) with respect to the Properties there (i) is no presence of any Hazardous Materials in violation of or in a manner that would give rise to Liability under Environmental Laws, and (ii) are no spills, releases, emissions, discharges or disposals of Hazardous Materials in violation of or in a manner that would give rise to Liability under Environmental Laws or any contract that have occurred or are presently occurring, which presence or occurrence in (i) or (ii) above could reasonably be expected to have or result in a Material Adverse Effect; (b) Issuer and each of its Subsidiaries have not (i) failed to comply with applicable Environmental Laws except where such failure could not reasonably be expected to have or result in a Material Adverse Effect, (ii) received any written notice of a claim or Liability pursuant to any Environmental Law or pertaining to Hazardous Materials that could reasonably be expected to have or result in a Material Adverse Effect, (iii) received any written notice of any Governmental Body claiming any violation of or Liability relating to any Environmental Law that could reasonably be expected to have or result in a Material Adverse Effect, (iv) received any written notice of the inclusion or proposed inclusion of any Property on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., by the EPA, on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, or on any similar list published by any Governmental Body of contaminated sites potentially requiring removal, remediation, or response action pursuant to any other Environmental Law, except where such inclusion could not reasonably be expected to have or result in a Material Adverse Effect, or (v) otherwise become subject to any Liability relating to any Environmental Law or Hazardous Material, except as could not reasonably be expected to have or result in a Material Adverse Effect; (c) Issuer and each of its Subsidiaries have received and are and have been in compliance with all Environmental Permits in connection with Issuer’s and each of its Subsidiaries’ operation and use of the Properties, except where such noncompliance could not reasonably be expected to have or result in a Material Adverse Effect, and (d) neither Issuer nor any of its Subsidiaries has assumed, undertaken, agreed to provide indemnification for or otherwise become subject to any Liability of any other Person relating to or arising from any Environmental Law or any Hazardous Material, except as could not reasonably be expected to have or result in a Material Adverse Effect.

2.20   Internal Accounting and Other Controls.

Issuer and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Issuer has no material weaknesses in its internal control over financial reporting and, except as described in the SEC Reports, since the end of Issuer’s most recent audited fiscal year, there has been no change in Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Issuer’s internal control over financial reporting.

2.21   Disclosure Controls.

Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act of 2002, the Securities Act and the Exchange Act.

2.22   Insolvency; Financial Covenants.

(a)     After giving effect to the issuance and sale of the Shares and the Convertible Note contemplated by this Agreement and the issuance and sale of the shares of Class A Common Stock contemplated by the Other Subscription Agreements and the application of the proceeds thereof to redeem Issuer’s outstanding 8.50% Senior Notes due 2026 (the “2026 Notes”), neither Issuer nor any of its Subsidiaries will: (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they mature); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred debts beyond its ability to pay as they become due.

(b)    As of the date of this Agreement, Issuer has no knowledge of any facts or circumstances that would reasonably be expected to cause MaloneBailey, LLP to issue an opinion with respect to Issuer’s financial statements as of and for the year ending December 31, 2026 that contains a “going concern” determination, after giving effect to the transactions contemplated by this Agreement and the Other Subscription Agreements (including the redemption of the 2026 Notes); provided that no representation is made as to what conclusions MaloneBailey, LLP will ultimately reach or as to the future financial performance of Issuer.

(c)     After giving effect to the transactions contemplated by this Agreement and the Other Subscription Agreements, neither Issuer nor any of its Subsidiaries is or will be in breach of any financial covenant contained in any indebtedness that could reasonably be expected to have or result in a Material Adverse Effect; nor does Issuer have knowledge of any existing condition, including the transactions contemplated by this Agreement, that will, with the passage of time, result in a default under any indebtedness in an amount exceeding $2,000,000.

2.23   Absence of Labor Dispute.

Except as disclosed in the SEC Reports, and except for matters which would not, individually or in the aggregate, have a Material Adverse Effect: (a) neither Issuer nor any of its Subsidiaries is engaged in any unfair labor practice; (b) there is (i) no unfair labor practice complaint pending or, to the best knowledge of Issuer, threatened against Issuer or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of Issuer, threatened against Issuer or any of its Subsidiaries, and (iii) no union representation dispute currently existing concerning the employees of Issuer or any of its Subsidiaries; and (c) to the best knowledge of Issuer, (i) no union organizing activities are currently taking place concerning the employees of Issuer or any of its Subsidiaries and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of Issuer or any of its Subsidiaries.

2.24   Use of Proceeds.

Issuer shall use the proceeds received from the issuance and sale of the Shares and the Convertible Note contemplated hereby, together with the proceeds received from the issuance and sale of the shares of Class A Common Stock contemplated by the Other Subscription Agreements, for the purpose of redeeming the 2026 Notes. Any proceeds that remain following such repayment shall be used for general corporate purposes, including to fund the predevelopment of Issuer’s operations located in Dresden, New York, and Columbus, Mississippi.

2.25   No Finder’s Fees.

Issuer has not incurred (directly or indirectly) nor shall it incur, directly or indirectly, any Liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement, the Other Subscription Agreements or the transactions contemplated hereby or thereby.

2.26   Insurance.

Except as disclosed in the SEC Reports, Issuer and its Subsidiaries, their assets and properties and their Employees are insured under various policies of general liability and other forms of insurance, which policies are of the type and in the amounts customary and adequate for their business.

2.27   Absence of Undisclosed Liabilities.

Except as (a) reflected or reserved against in the most recent consolidated balance sheet of Issuer included in the SEC Reports, (b) disclosed in the SEC Reports, or (c) incurred in the ordinary course of business since the date of the most recent balance sheet included in the SEC Reports not exceeding $1,250,000 in the aggregate, neither Issuer nor any of its Subsidiaries has any material Undisclosed Liabilities.

2.28   Taxes.

(a)     Except as described in the SEC Reports, all Tax Returns required to be filed by or on behalf of Issuer or any Subsidiary have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete, and correct in all respects, except, other than with respect to federal income Tax Returns of Issuer, where such failure to file or failure to be true, complete, and correct could not reasonably be expected to have or result in a Material Adverse Effect. All Taxes payable by or on behalf of Issuer or any Subsidiary have been fully and timely paid (whether or not shown on any Tax Return), except where such failure to fully and/or timely pay could not reasonably be expected to have or result in a Material Adverse Effect. With respect to any period for which Tax Returns of or relating to Issuer or any of its Subsidiaries have not yet been filed or for which Taxes are not yet due or owing, Issuer has made due and sufficient accruals for such material Taxes on the face of the most recent balance sheet included in the financial statements of Issuer and on its Books and Records. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of Issuer and each Subsidiary, except where such failure to make such payments could not reasonably be expected to have or result in a Material Adverse Effect. There are no Liens as a result of any unpaid Taxes upon any of the assets of Issuer or any of its Subsidiaries, except for such Liens as could not reasonably be expected to have or result in a Material Adverse Effect. Except as described in the SEC Reports, neither Issuer nor any of its Subsidiaries is the subject of any audit, examination or other proceeding in respect of Taxes, and neither Issuer nor any of its Subsidiaries has received written notice that it is the subject of any audit, examination or other proceeding in respect of Taxes by any Taxing Authority. Except as described in the SEC Reports, no deficiencies for any Taxes have been proposed, asserted or assessed against Issuer or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except where such deficiencies could not reasonably be expected to have or result in a Material Adverse Effect.

(b)    Each of Issuer and its Subsidiaries has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws, except where such failure to comply, withhold or pay could not reasonably be expected to have or result in a Material Adverse Effect.

2.29   No Registration.

(a)     Assuming the accuracy of the representations and warranties of Purchaser contained in Article 3 hereof and Purchaser’s compliance with its agreements set forth herein, it is not necessary in connection with the offer, issuance, sale and delivery of the Shares, the Convertible Note and the Warrants in the manner contemplated by this Agreement to register the offer or sale of any of the Shares, the Convertible Note and the Warrants under the Securities Act.

(b)    Assuming the accuracy of the representations and warranties of the other investors party to the Other Subscription Agreements and their compliance with their respective agreements set forth therein, it is not necessary in connection with the offer, issuance, sale and delivery of the shares of Class A Common Stock in the manner contemplated by the Other Subscription Agreements to register the offer or sale of any of such shares of Class A Common Stock under the Securities Act.

2.30   Certain Information.

All written information provided by Issuer to Purchaser specifically in connection with the transactions contemplated by this Agreement that is not already included or incorporated by reference in the SEC Reports is, to the knowledge of Issuer, true and correct in all material respects as of the date provided; provided that (i) no representation or warranty is made with respect to any forward-looking statements, projections, estimates, budgets or other forward-looking information included in any such written information, and (ii) information included or incorporated by reference in the SEC Reports is governed exclusively by the representations and warranties set forth in Section 2.2.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Issuer, as of the date hereof and as of the Closing Date, as follows:

3.1   Authority.

Purchaser has full right, power and authority to execute and deliver this Agreement and the Ancillary Agreements, to the extent it is a party thereto, and to perform its obligations under this Agreement and the Ancillary Agreements, to the extent it is a party thereto. This Agreement is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally, and by the exercise of judicial discretion in accordance with equitable principles. No Consent of any third party, or Consent or Order of any court or Governmental Body is required for the consummation by Purchaser of the purchase of the securities contemplated by this Agreement, except for the Regulatory Approvals.

3.2   Brokers and Finders.

Purchaser has not incurred any Liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated by this Agreement, and Issuer will not incur any Liability for any such fees or commissions as a result of any activities or agreements by Purchaser in connection with the transactions contemplated by this Agreement.

3.3   Securities Act.

Purchaser is acquiring the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares for its own account, for investment purposes and not with a view towards their distribution within the meaning of Section 2(a)(11) of the Securities Act in any manner that would be in violation of the Securities Act.

3.4   Beneficial Ownership of Class A Common Stock.

As of the date hereof, Purchaser is not the Beneficial Owner of (a) any Class A Common Stock or (b) any securities or other instruments representing the right to acquire Class A Common Stock.

3.5   Availability of Funds.

Purchaser has available cash in an amount sufficient for Purchaser to pay the aggregate Purchase Price for the Shares and the Convertible Note and all fees, expenses and other amounts contemplated to be paid by Purchaser in connection with the transactions contemplated by this Agreement.

3.6   Securities Offering Exemption

(a)     Purchaser is an “accredited investor” as defined in Rule 501(a)(3) under the Securities Act.

(b)    Purchaser understands that the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Issuer is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares without registration under the Securities Act.

(c)     Purchaser understands that its investment in the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares involves risk. Purchaser (a) is able to fully bear the economic risk of an investment in the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares, (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares and (c) has had an opportunity to ask questions of and receive answers from the officers of Issuer concerning the financial condition and business of Issuer and other matters related to an investment in the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its representatives shall modify, amend or affect Purchaser’s right to rely on Issuer’s representations and warranties contained in Article 2 above. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares.

(d)    Purchaser is not purchasing the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares as a result of any advertisement, article, notice or other communication regarding the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)     Purchaser hereby represents that neither Purchaser nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

3.7   No Conflicts.

Neither the execution and delivery of this Agreement or any Ancillary Agreements by Purchaser, nor the performance by Purchaser of its obligations hereunder or thereunder, nor the consummation by Purchaser of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of Purchaser’s certificate of incorporation, certificate of formation, limited liability company agreement, partnership agreement, bylaws or other organizational documents, as applicable, (b) result in a violation of any applicable Law or Order, or (c) conflict with or violate any contract, agreement or instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets is bound, except, with respect to clauses (b) and (c), for any violation or conflict which could not reasonably be expected to materially delay or hinder the ability of Purchaser to perform its obligations under this Agreement.

3.8   Legends.

(a)     Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities Laws, any certificates or other instruments representing the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares shall bear customary legends referencing such restrictions on transferability.

(b)    Notwithstanding the provisions in Section 3.8(a), and subject to the provision of representation letters from Purchaser and its representatives as Issuer may reasonably require, certificates or instruments representing the Shares, the Convertible Note, the Conversion Shares, the Warrants or the Warrant Shares shall not contain any legend, (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Purchaser agrees that the removal of the restrictive legend from certificates or instruments representing such security as set forth in this Section 3.8(b) is predicated upon Issuer’s reliance that Purchaser will sell any such security pursuant to either the registration requirements of the Securities Act or an exemption therefrom.

ARTICLE 4 CONDITIONS TO CLOSING

4.1   Conditions to Purchaser’s Obligations.

The obligations of Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:

(a)     The representations and warranties of Issuer contained in Article 2 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for (i) representations and warranties that speak as of a specific date (other than the Fundamental Representations), which shall be true and correct in all material respects as of such specific date, and (ii) the representations and warranties set forth in Section 2.6 (Good Standing of Issuer), Section 2.8 (Capitalization), Section 2.9 (Shares, Convertible Note, Conversion Shares, Warrants, Warrant Shares), Section 2.11 (No Conflicts), Section 2.13 (Authorization), paragraph (b) of Section 2.22 (Insolvency; Financial Covenants) and Section 2.29 (No Registration) (the “Fundamental Representations”), which shall be true and correct in all respects as of the date when made and, except that with respect to Section 2.8 (which speaks only as of the date hereof and shall not be required to be true and correct as of the Closing Date), as of the Closing Date); provided that, for purposes of this Section 4.1(a) (other than with respect to the Fundamental Representations), inaccuracies in representations and warranties shall be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to result in, a Material Adverse Effect.

(b)    Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)     Issuer shall have delivered to Purchaser evidence of issuance of the Shares, the duly executed Convertible Note and the duly executed Warrants, as contemplated by Section 1.4, on the Closing Date.

(d)    Issuer shall have taken all steps necessary for the listing of the Shares, the Conversion Shares and the Warrant Shares on Nasdaq or such other national exchange on which the Class A Common Stock is listed; and the Shares, the Conversion Shares, and the Warrant Shares shall have been approved for listing, on Nasdaq or such other national exchange on which the Class A Common Stock is listed, subject to official notice of issuance.

(e)     Issuer shall have delivered to Purchaser copies of all authorizations, Orders or Consents of any Governmental Body and any other Third Party required to consummate the issuance and sale of the Shares, the Convertible Note, the Conversion Shares, the Warrants and the Warrant Shares to Purchaser and the issuance and sale of the shares of Class A Common Stock contemplated by the Other Subscription Agreements, other than the Regulatory Approvals.

(f)      Issuer shall have delivered to Purchaser a certificate of the Secretary or Assistant Secretary of Issuer containing a true and correct copy of the resolutions duly adopted by Issuer’s Board of Directors, approving and authorizing this Agreement, the Ancillary Agreements and the Other Agreements, which certificate also certifies that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

(g)    Issuer shall have delivered to Purchaser a certificate of incumbency of Issuer executed by the Secretary or Assistant Secretary of Issuer listing the officers of Issuer authorized to execute this Agreement and the Ancillary Agreements, which certificate also certifies as to the authority of each such officer to execute the agreements, documents, and instruments on behalf of Issuer in connection with the consummation of the transactions contemplated hereby and thereby.

(h)    Issuer shall have delivered to Purchaser (i) a copy of the Certificate of Incorporation of Issuer, certified as of a recent date by the Secretary of State of the State of Delaware, and a copy of the bylaws of Issuer, certified as of the date thereof by the Secretary or Assistant Secretary of Issuer; (ii) copies of the certificate of incorporation or similar organizational document, as amended, of each Significant Subsidiary, certified as of a recent date by the Secretary of State of the state under the Laws of which the Significant Subsidiary is incorporated or organized, and copies of the bylaws or similar operating document of each Significant Subsidiary, as amended, certified as of the date thereof by the Secretary or Assistant Secretary of the Significant Subsidiary; and (iii) certificates of status, good standing or existence with respect to Issuer and each Significant Subsidiary from the Secretary of State of the state under the Laws of which Issuer or such Significant Subsidiary is incorporated or organized, as applicable, and of each other state in which Issuer is qualified or registered to do business, dated as of a recent date.

(i)      Issuer shall have delivered to Purchaser the opinions of Raines Feldman Littrell LLP, Olshan Frome Wolosky LLP and such other counsel, each as counsel to Issuer, relating to the matters set forth on Schedule 4.1(i), in each case in form and substance reasonably satisfactory to Purchaser.

(j)      Issuer shall have duly executed and delivered to Purchaser the Investor Rights Agreement, dated as of the Closing Date, in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), duly executed by Issuer.

(k)    Issuer shall have delivered to Purchaser a duly executed copy of the document in the form attached hereto as Schedule 4.1(k).

(l)      Issuer and certain of its Subsidiaries, as grantors, shall have duly executed and delivered to Purchaser a Security Agreement, dated as of the Closing Date (the “Security Agreement”), relating to certain of the collateral securing the Convertible Note in a form and substance reasonably acceptable to Purchaser.

(m)   Issuer shall have delivered to Purchaser forms of UCC-1 financing statements (“Financing Statements”) and landlord waivers, and other documents and instruments which Purchaser reasonably deems necessary to perfect or protect its security interest in any collateral described in the Security Agreement, the Pledge Agreement and the Deed of Trust, and Purchaser shall have received copies of UCC, tax judgment, litigation, bankruptcy and lien search results in all jurisdictions reasonably requested by Purchaser, dated as of a date reasonably near to the Closing Date, which, in the case of UCC and lien searches, shall list all effective financing statements or other liens which name the Issuer or its Subsidiaries as debtor.

(n)    With respect to the Mississippi Powered Land, Issuer shall have executed and delivered to Purchaser each of the following, each in form and substance acceptable to Purchaser:

(i) (A) an Equity Pledge and Security Agreement (the “Pledge Agreement”) executed by the direct owner (“Pledgor”) of 100% of the equity interests in Greenidge Mississippi LLC, a Mississippi limited liability company (the “Mississippi Powered Land Owner”), and (B) the Pledge Guaranty executed by Pledgor in favor of Purchaser (the “Pledge Guaranty”); and

(ii) (A) an organizational chart showing the direct and indirect ownership of Mississippi Powered Land Owner and Pledgor; and (B) organizational documents, resolutions, certificates and consents with respect to Pledgor and such partners, members, managers, joint ventures or other controlling parties of Pledgor as Purchaser may require.

(o)    As of the Closing Date, the Mississippi Powered Land shall continue to be wholly owned in fee simple by the Mississippi Powered Land Owner and shall be free of Defects, other than Permitted Exceptions, and Pledgor shall be, directly or indirectly, wholly owned and Controlled by Issuer.

(p)    Issuer shall have delivered to Purchaser evidence reasonably satisfactory to Purchaser that Issuer’s Board of Directors shall have approved (i) the reconstitution of Issuer’s Board of Directors and the appointment of the directors identified by Purchaser pursuant to Purchaser’s rights to identify two individuals for nomination as directors on Issuer’s Board of Directors prior to the date on which the Regulatory Approvals are obtained as contemplated by the Investor Rights Agreement and the Other Investor Rights Agreement, which reconstitution and appointments shall be effective on the Closing Date, and (ii) the reconstitution of Issuer’s Board of Directors and the appointment of the directors identified by Purchaser pursuant to Purchaser’s rights to representation on Issuer’s Board of Directors following the receipt of the Regulatory Approvals as contemplated by the Investor Rights Agreement and the Other Investor Rights Agreement, which reconstitution and appointments shall be effective on the date that the Regulatory Approvals are obtained.

(q)    Issuer shall have delivered to Purchaser a copy of each Other Subscription Agreement, in form and substance reasonably acceptable to Purchaser and duly executed by Issuer and the applicable Third Parties party thereto, and the sales of the shares of Class A Common Stock thereunder (which shall result in net proceeds in an amount that, when taken together with the net proceeds of the sale of the Shares and the Convertible Note pursuant to this Agreement and other available cash on hand, is at least equal to the sum of $10,000,000 plus the principal amount of 2026 Notes then outstanding), and the other transactions contemplated by the Other Subscription Agreements shall have been consummated in accordance with the terms of the Other Subscription Agreements no later than concurrently with the Closing hereunder.

(r)      There shall be no Order of any Governmental Body in effect as of the Closing that restrains, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements.

(s)     Since the date of this Agreement, and after giving effect to the transactions contemplated by this Agreement and the Other Subscription Agreements, there shall not have occurred any Material Adverse Change that is continuing as of the Closing Date, and no Event of Default (as defined in the Convertible Note) shall have occurred and be continuing and no event or condition that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (as defined in the Convertible Note) shall have occurred and be continuing.

(t)      Issuer shall have delivered to Purchaser the Fee Reimbursement contemplated by Section 5.6.

(u)    The Mississippi Powered Land Owner and certain of Issuer’s other Subsidiaries, as grantors, shall have duly executed and delivered to Purchaser one or more subsidiary guaranties in favor of Purchaser (collectively, the “Subsidiary Guaranty”), in form and substance acceptable to Purchaser.

(v)    The Issuer shall have received gross proceeds of no less than $30,000,000 from the closing of the transactions contemplated by this Agreement and the Other Subscription Agreements.

4.2   Conditions to Issuer’s Obligations.

The obligations of Issuer to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by Issuer, on or prior to the Closing Date, of each of the following conditions precedent:

(a)     The representations and warranties of Purchaser contained in Article 3 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

(b)    Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)     Purchaser shall have delivered to Issuer the Purchase Price as contemplated by Section 1.3 on the Closing Date.

(d)    Purchaser shall have delivered to Issuer a copy of the Investor Rights Agreement, duly executed by Purchaser.

(e)     There shall be no Order of any Governmental Body in effect as of the Closing that restrains, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements.

ARTICLE 5 ADDITIONAL COVENANTS

5.1   Confidentiality.

Purchaser will, and will direct its Affiliates and its and their respective representatives to, keep confidential any Information concerning Issuer, its Subsidiaries or its Affiliates that may be furnished to Purchaser, its Affiliates or their respective representatives by or on behalf of Issuer or any of its representatives pursuant to this Agreement, provided that the Information may be disclosed (a) to Purchaser’s Affiliates, its and their, direct and indirect equityholders, limited partners or members and its and their respective representatives on a need-to-know basis (including in connection with investor reporting activities) (provided that Purchaser’s Affiliates and the respective representatives agree to maintain the confidentiality of such Information and Purchaser will remain liable for any damages arising out of a failure by Purchaser’s Affiliates and the respective representatives to keep such Information confidential in accordance with the provisions hereof unless such Affiliate or representative has entered into a confidentiality agreement enforceable by Issuer), and (b) in the event that Purchaser, any of its Affiliates or any of its or their respective representatives are requested or required by applicable Law, regulation, judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Information, in each of which instances Purchaser, its Affiliates and its and their respective representatives, as the case may be, shall, to the extent legally permitted, provide notice to Issuer sufficiently in advance of any such disclosure so that Issuer will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure. Purchaser acknowledges that it is aware, and that it has advised and will advise its Affiliates and its and their respective representatives who receive the Information, that applicable securities laws prohibit any Person who has received material non-public information concerning Issuer from purchasing or selling securities of Issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities, and Purchaser agrees to comply, and to cause its Affiliates and its and their respective representatives to comply, with all applicable federal and state securities laws with respect to the Information.

5.2   Public Announcements.

Issuer and Purchaser shall each use commercially reasonable efforts to consult with the other Party before issuing any press releases or otherwise making any public statements or filings with any Governmental Body with respect to this Agreement or the transactions contemplated hereby, and shall consider in good faith any reasonable objections raised by the other Party thereto; provided that neither Party shall be required to delay or refrain from making any such statement or filing if the other Party has not provided its comments within two (2) Business Days after being provided a draft thereof for review. In addition, Issuer shall use commercially reasonable efforts to consult with Purchaser prior to making any disclosure specifically describing the material terms of this Agreement in (a) a Current Report on Form 8-K filed to announce the entry into this Agreement or (b) scripted conference calls or analyst meetings where discussion of this Agreement or the transactions contemplated hereby occurs.

5.3   Approvals.

(a)     Pursuant to the written consent, dated the date hereof, of the holders of a majority of the voting power of Issuer, Issuer has obtained all requisite Consents of its stockholders for the issuance of the Shares, the Convertible Note, the Conversion Shares, the Warrants, the Warrant Shares, and the shares of Class A Common Stock to be issued pursuant to the Other Subscription Agreements (the “Stockholder Consent”). Promptly following the date of this Agreement, Issuer shall prepare and deliver to holders of its capital stock an Information Statement on Schedule 14C and such other information as may be necessary or appropriate regarding the Stockholder Consent pursuant to the Certificate of Incorporation, Issuer’s bylaws, Delaware law and the Exchange Act such that such Stockholder Consent shall be effective on the Closing Date.

(b)    Subject to the terms and conditions of this Agreement, each of Issuer and Purchaser shall cooperate with each other and use (and shall cause its Subsidiaries (excluding, for the avoidance of doubt, with respect to Purchaser, any portfolio company controlled by Purchaser or any of its affiliates or controlled by any funds managed or advised by Purchaser or any of its affiliates) to use) its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable, and in any event on or before the Outside Date, and to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all Consents, registrations, Permits, authorizations, Orders and other confirmations from any Governmental Body or any Third Party necessary, proper or advisable to consummate the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements, including the Regulatory Approvals as described in Section 5.3(c) of this Agreement, (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements and (iv) defend or contest in good faith any Litigation brought by a Third Party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements.

(c)     Issuer and Purchaser agree to make appropriate filings to obtain the Regulatory Approvals, which shall include (i) an application with FERC pursuant to section 203 of the Federal Power Act requesting approval for the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements and (ii) an application with the NYPSC pursuant to the NYPSL with respect to the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements, as promptly as reasonably practicable following the date of this Agreement, to act diligently and reasonably cooperate in the preparation and submittal of such filings and/or in any regulatory proceedings or litigation that may arise relating to such filings, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested by FERC or the NYPSC in connection with the requests for the Regulatory Approvals and to promptly take any and all steps necessary to avoid or eliminate each and every impediment to obtaining the Regulatory Approvals that may be required pursuant to the Federal Power Act and the NYPSL so as to enable the parties hereto to consummate the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements.

(d)    Each of Issuer and Purchaser shall use their respective reasonable best efforts to (i) cooperate in all respects with the other Party in connection with any filing or submission with a Governmental Body in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements and in connection with any investigation or other inquiry by or before a Governmental Body relating to the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements, including any proceeding initiated by a private person, (ii) keep the other Party informed in all material respects and on a reasonably timely basis of any material communication received by Issuer or Purchaser, as the case may be, from or given by Issuer or Purchaser, as the case may be, to the FERC, the NYPSC or any other Governmental Body and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements, (iii) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other Party with respect to information relating to such Party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Body in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements, and (iv) to the extent permitted by the FERC, the NYPSC or such other applicable Governmental Body or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences as such Governmental Body may schedule in relation to the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements, and/or the Consents requested from such Governmental Body. Without limiting the foregoing, following the date hereof until the Regulatory Approvals have been obtained, Issuer and Purchaser shall not, and shall not permit any of their respective Affiliates and Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise) if such acquisition would reasonably be expected to materially increase the risk of not obtaining any applicable Regulatory Approval, or would reasonably be expected to materially prevent or prohibit or impede, interfere with or delay obtaining any applicable Regulatory Approval.

5.4   Reservation of Shares of Class A Common Stock.

So long as the Convertible Note or any of the Warrants, as applicable, remain outstanding, Issuer shall have reserved from its duly authorized share capital and shall have instructed its transfer agent to irrevocably reserve the maximum number of shares of Class A Common Stock issuable upon full (i) conversion of the Convertible Note and (ii) exercise of the Warrants; provided that at no time shall the number of shares of Class A Common Stock reserved pursuant to this Section 5.4 be reduced other than proportionally in connection with any conversion and/or redemption, or exercise or reverse stock split.

5.5   Operation of Business.

Except as required by applicable Law, as expressly contemplated by this Agreement, or as constitutes a Permitted Action (as defined below), during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 6.1), Issuer shall, and shall cause its Subsidiaries (including any guarantors or grantors to be party to the Ancillary Agreements) to, operate their respective businesses in the ordinary course. Notwithstanding the foregoing, the following actions shall constitute “Permitted Actions” and shall not be deemed a breach of this Section 5.5: (a) the redemption of the 2026 Notes in accordance with Section 2.24; (b) the preparation and filing of the Schedule 14C Information Statement and any amendments thereto in connection with the Stockholder Consent; (c) the predevelopment of Issuer’s operations in Dresden, New York and Columbus, Mississippi in the ordinary course and consistent in scope with past practice and Issuer’s disclosed business plans; (d) actions required by applicable Law or the rules and regulations of the Commission or Nasdaq; (e) actions taken in good faith in response to any emergency or force majeure event affecting Issuer’s operations or properties; (f) actions required or expressly permitted by this Agreement, the Ancillary Agreements or the Other Agreements; (g) actions taken in connection with obtaining the Regulatory Approvals; and (h) the actions listed on Schedule 5.5(h).

5.6   Fee Reimbursement.

Issuer shall pay or reimburse Purchaser’s reasonable and documented out-of-pocket expenses associated with the investment contemplated by this Agreement in an amount not to exceed $350,000 (the “Fee Reimbursement”), payable at the Closing or upon termination of this Agreement by Purchaser pursuant to Section 6.1(b).

ARTICLE 6 TERMINATION

6.1   Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)     by the mutual written consent of Issuer and Purchaser;

(b)    by Purchaser (so long as Purchaser is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement), if there has been a violation, breach or failure to perform by Issuer of any representation, warranty, covenant or agreement contained in this Agreement which violation, breach or failure to perform by Issuer would cause any condition set forth in Section 4.1 not to be satisfied and such (i) condition set forth in Section 4.1 is incapable of being satisfied by the Outside Date or (ii) violation, breach or failure to perform has not been cured on or prior to the earlier of (A) the date that is thirty (30) days from the date that Issuer was notified by Purchaser in writing of such violation, breach or failure to perform or (B) the day prior to the Outside Date;

(c)     by Issuer (so long as Issuer is not then in material breach of any representation, warranty, covenant or agreement of Issuer contained in this Agreement), if there has been a violation, breach or failure to perform by Purchaser of any covenant, representation, warranty or agreement contained in this Agreement which violation, breach or failure to perform by Purchaser would cause any condition set forth in Section 4.2 not to be satisfied and such (i) condition set forth in Section 4.2 is incapable of being satisfied by the Outside Date or (ii) violation, breach or failure to perform has not been cured on or prior to the earlier of (A) the date that is thirty (30) days from the date that Purchaser was notified by Issuer in writing of such violation, breach or failure to perform or (B) the day prior to the Outside Date; or

(d)    by Purchaser or Issuer, if the Closing has not been consummated on or before October 10, 2026 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 6.1(d) will not be available to any Party whose breach of this Agreement has been the proximate cause of the failure of the Closing to occur by the Outside Date.

6.2   Notice of Termination.

If this Agreement is terminated pursuant to Section 6.1, written notice of such termination shall be given by the terminating Party to the other Party (setting forth a reasonably detailed description of the basis on which such party is terminating this Agreement).

6.3   Effect of Termination.

In the event of a termination of this Agreement pursuant to Section 6.1 by Purchaser or Issuer, this Agreement will become void and have no effect, without any liability or obligation on the part of Purchaser or Issuer (or any other Person); provided, that, notwithstanding the foregoing, (a) no such termination shall relieve any Party hereto of any liability for common law actual (and not constructive) fraud or willful and material breach by such Party of this Agreement and (b) the provisions of Section 5.1, Section 5.6, this Section 6.3 and Article 7 will survive any such termination of this Agreement.

ARTICLE 7 GENERAL PROVISIONS

7.1   Definitions.

(a)     The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Term	Section
2026 Notes	2.22(a)
Agreement	Initial Paragraph
Atlas	Recitals
Class A Common Stock	Recitals
Class B Common Stock	2.8(a)
Commission	Recitals
Conversion Shares	Recitals
Convertible Note	Recitals
Closing	1.1
Closing Date	1.1
Defects	2.17
Escrow Agent	1.3
Escrow Agreement	1.3
Fee Reimbursement	5.6
Financing Statements	4.1(m)
Investor Rights Agreement	4.1(k)
Issuer	Initial Paragraph
Material Adverse Change	2.3
Material Adverse Effect	2.3
Mississippi Powered Land Owner	4.1(n)(i)
Other Investor Rights Agreement	2.15
Outside Date	6.1(e)
Permitted Actions	5.5
Permitted Exceptions	2.17
Per Share Purchase Price	1.2
Pledge Agreement	4.1(n)(i)
Pledge Guaranty	4.1(n)(i)
Pledgor	4.1(n)(i)
Purchase Price	1.2
Purchaser	Initial Paragraph
Rule 506(d) Related Party	3.6(e)
SEC Reports	2.2
Securities Act	Recitals
Security Agreement	4.1(l)
Shares	Recitals
Significant Subsidiary	2.7
Stockholder Consent	5.3(a)
Subsidiary Guaranty	4.1(u)
Warrants	Recitals
Warrant Shares	Recitals

(b)    Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

(i)  Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person.

(ii)  Ancillary Agreements” means the Investor Rights Agreement, the Convertible Note, the Warrants, the Security Agreement, the Subsidiary Guaranty, the Deed of Trust, and the Pledge Agreement.

(iii)  Beneficial Owner” shall have the meaning ascribed to it under Rule 13d-3 of the Exchange Act. The terms “Beneficial Ownership,” “Beneficially Own,” and “Beneficially Owned” shall have the correlative meanings.

(iv)  Books and Records” means all existing data, databases, books, records, correspondence, business plans and projections, tenant and vendor lists, files and papers.

(v)  Business Day” means any day on which national banks are open for business in the City of New York.

(vi)  Certificate of Incorporation” means Issuer’s Second Amended and Restated Certificate of Incorporation, as amended effective May 16, 2023.

(vii)  Consent” means any consent, approval, authorization, clearance, exception, waiver or similar affirmation by any Person required pursuant to any contract, Law, Order, Permit or stock exchange rule.

(viii)  Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise. “Controls” and “Controlled by” have correlative meanings.

(ix)  Deed of Trust” means a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, to be executed by the Mississippi Powered Land Owner in favor of Purchaser pursuant to the terms of the Convertible Note, encumbering the Mississippi Powered Land and the other related collateral described therein.

(x)  Employees” means all employees of Issuer or any Subsidiary of Issuer.

(xi)  Environmental Law” means any and all statutes, codes, laws (including common law), ordinances, agency rules, regulations, and reporting or licensing requirements relating to pollution or protection of human health (with respect to exposure to Hazardous Materials) or the environment (including ambient and indoor air, surface water, ground water, land surface or subsurface strata, soil, soil vapor, and natural resources and any other environmental media), or emissions, discharges, spills, releases, or threatened releases of, or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, generation, presence, sale, importation, exportation, labeling, recycling or handling of, or exposure to any Hazardous Material, including, (A) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq.; (B) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901 et seq.; (C) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (D) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (E) the Clean Water Act (33 U.S.C. §1251 et seq.); (F) the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (G) the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); (H) the Safe Drinking Water Act (41 U.S.C. §300f et seq.); (I) any state, county, municipal or local Laws similar or analogous to the federal Laws listed in parts (A)-(H) of this subparagraph, (J) any amendments to the Laws listed in parts (A)-(I) of this subparagraph, and (K) any Laws or Orders adopted pursuant to or implementing the Laws listed in parts (A)-(J) of this subparagraph.

(xii)  Environmental Permits” means Permits, Licenses, approvals, Consents, Orders, and authorizations which are required under Environmental Laws in connection with Issuer’s operations and business or the ownership, use, or lease of Issuer’s assets or properties.

(xiii)  EPA” means the United States Environmental Protection Agency.

(xiv)  Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xv)  Executive Officer” means, with respect to Issuer, any “officer” (as such term is defined in Rule 16a-1(f) under the Exchange Act) of Issuer.

(xvi)  Federal Power Act” shall mean the Federal Power Act of 1935, as amended.

(xvii)  FERC” means the Federal Energy Regulatory Commission.

(xviii)  GAAP” means generally accepted accounting principles as employed in the United States of America, applied consistently with prior periods and with Issuer’s historical practices and methods, provided that standards of materiality applicable to Issuer shall be employed without regard to standards of materiality used by Issuer in prior periods, and provided further, that Issuer’s historical practices and methods shall not be consistently applied to the extent they are not in accordance with GAAP.

(xix)  Governmental Body” means any government or governmental entity or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

(xx)  Hazardous Materials” means any substance, material, or waste which is regulated or could give rise to liability under any Environmental Law, including any (A) asbestos or asbestos-containing materials, (B) petroleum or petroleum-containing or petroleum-derived materials, (C) radiation or radioactive materials, (D) harmful biological agents, including mold, (E) polychlorinated biphenyls, (F) per- and polyfluoroalkyl substances, and (G) any material, substance, or waste which is defined as a “hazardous waste,” “hazardous material,” “regulated substance,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “pollutant,” “toxic waste,” “toxic substance” or similar term under any Environmental Law.

(xxi)  Information” means information or documentation owned by Issuer which information may include, but is not necessarily limited to, financial data, business plans, personnel information (to the extent permitted under applicable Law), drawings, samples, devices, trade secrets, technical information, results of research and other data in either oral or written form; provided, however, that “Information” does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or its representatives, (B) was lawfully within Purchaser’s possession prior to its being furnished to Purchaser by or on behalf of Issuer, provided further that the source of such information was not known by Purchaser to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Issuer or any other Person with respect to such information, or (C) is developed by Purchaser after initial disclosure by Issuer.

(xxii)  IRS” means the Internal Revenue Service of the United States of America.

(xxiii)  Law” means any code, directive, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute, including those promulgated, interpreted, or enforced by any Governmental Body.

(xxiv)  Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course of Business) of any type, secured or unsecured whether accrued, absolute or contingent, direct or indirect, liquidated or unliquidated, matured or unmatured, known or unknown or otherwise.

(xxv)  License” means any license, franchise, notice, permit, easement, right, certificate, authorization, or approval to which any Person is a party or that is or may be binding on any Person or its securities, property or business.

(xxvi)  Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, reservation, restriction, right of way, security interest, title retention or other security arrangement, on, or with respect to any property or property interest.

(xxvii)  Litigation” means any suit, action, administrative or other audit (other than regular audits of financial statements by outside auditors), proceeding, arbitration, cause of action, charge, claim, complaint, compliance review, criminal prosecution, grievance inquiry, hearing, inspection, investigation (governmental or otherwise), before any Governmental Body.

(xxviii)  Mississippi Powered Land” means the real property commonly known as 849 Hwy 69 S, Columbus, MS 39701, and more particularly described in the Deed of Trust.

(xxix)  Nasdaq” means The Nasdaq Stock Market LLC.

(xxx)  NYPSC” means the New York State Public Service Commission.

(xxxi)       “NYPSL” means the New York Public Service Law.

(xxxii)  Order” means any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Body to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

(xxxiii)  Ordinary Course of Business” means the following: an action taken by a Person shall be deemed to have been taken in the Ordinary Course of Business only if that action: (A) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (B) does not require authorization by the shareholders of such Person (or by any Person or group of Persons exercising similar authority).

(xxxiv)  Other Agreements” means the Other Subscription Agreements and the Other Investor Rights Agreement.

(xxxv)  Party” means any party hereto and “Parties” means all parties hereto.

(xxxvi)  Permit” means any Governmental Body approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

(xxxvii)  Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

(xxxviii)  Properties” means the properties and undeveloped land described in the SEC Reports as being owned by Issuer or its Subsidiaries (including, without limitation, properties and undeveloped land owned through unconsolidated joint ventures).

(xxxix)  Regulatory Approvals” means all Consents that may be customarily required pursuant to the Federal Power Act and the NYPSL, including, without limitation, approval by FERC under section 203 of the Federal Power Act and approval or determination not to review of the NYPSC under NYPSL section 70, so as to enable the Parties hereto to consummate the transactions contemplated by this Agreement, the Ancillary Agreements and the Other Agreements.

(xl)  Subsidiary” of a Person means any business entity of which the Person either (A) owns or controls 50% or more of the outstanding equity securities, either directly or indirectly, (provided there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (B) in the case of partnerships, serves as a general partner, (C) in the case of a limited liability company, serves as a managing member, or (D) otherwise has the ability to elect a majority of the directors, trustees, managing members or others thereof.

(xli)  Tax” means any federal, state, county, local, or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, License, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Governmental Body, including any interest, penalties, and additions imposed thereon or with respect thereto, and including Liability for the taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign Law) as a transferee or successor, by contract, or otherwise.

(xlii)  Tax Return” means any return (including any informational return) report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of compliance with any legal requirement relating to any Tax.

(xliii)  Taxing Authority” means the IRS and any other federal, state, local or foreign Governmental Body responsible for the administration of any Tax.

(xliv)  Third Party” means any Person other than a Party.

(xlv)  Undisclosed Liabilities” means any Liability that is not fully reflected or reserved against in Issuer’s financial statements.

7.2   Fees and Expenses.

Except as otherwise specifically provided below or elsewhere in this Agreement, regardless of whether the transactions contemplated by this Agreement are consummated, Issuer and Purchaser shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement.

7.3   Notices.

All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by e-mail) and shall be delivered (a) in person or by courier or overnight service, or (b) by e-mail with a copy delivered as provided in clause (a), as follows:

If to Issuer:

1159 Pittsford-Victor Road, Suite 240
Pittsford, New York 14534
Attention: Chief Executive Officer
Telephone: ***
E-mail: ***

with a copy (which shall not constitute notice) to:

Raines Feldman Littrell LLP
1350 Avenue of the Americas
New York, New York 10019
Attention: Gregg Shulklapper
E-mail: ***

and

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention: Kenneth Silverman
E-mail: ***

If to Purchaser:

c/o Machine Investment Group
11 W. 42nd Street, 24th Floor
New York, NY 10036
Attention: Matthew Lambert
Telephone: ***
E-mail: ***

with a copy (which shall not constitute notice) to:

Jones Day
90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Brad Brasser
Telephone: ***
E-mail: ***

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 7.3. Any Party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by e-mail transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

7.4   Assignment

Any assignment under this Agreement by any of the Parties hereto shall be void, invalid and of no effect without the written consent of the other Party; provided, however, that Purchaser may assign its rights under this Agreement, in whole or in part, to any Affiliate so long as the assignee(s) agree to be bound in writing by the terms and conditions of this Agreement; provided further that no such assignment shall relieve Purchaser of any of its obligations hereunder, and Purchaser shall remain jointly and severally liable with such assignee(s) for all obligations of Purchaser under this Agreement.

7.5   No Benefit to Others.

The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any Third Party beneficiary or any other rights on any other Persons except as provided in Section 7.8(b).

7.6   Headings and Gender; Construction; Interpretation.

(a)     The table of contents and the captions and section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to “Section” or “Article” shall be deemed to be references to a Section or Article of this Agreement.

(b)    Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

(c)     Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Purchaser or Issuer, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of all the Parties.

7.7   Counterparts.

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one counterpart has been signed by each Party and delivered to the other Party hereto.

7.8   Integration of Agreement.

(a)     This Agreement and the schedules, exhibits, and the other agreements between the Parties contemplated by this Agreement, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, oral and written, between the Parties with respect to the subject matter hereof.

(b)    This Agreement, or any provision hereof, may be changed, waived, discharged, supplemented, or terminated only by a written instrument duly executed by the Party against which the enforcement of such change, waiver, discharge or termination is sought. The failure or delay of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any Party of any condition of this Agreement, or the breach of any term of this Agreement or the inaccuracy or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

7.9   Waiver.

The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power, privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7.10   Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of New York. The Parties agree and acknowledge that the State of New York has a reasonable relationship to the Parties and/or this Agreement. As to any dispute or Litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the Parties hereby agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York. If jurisdiction is not present in federal court, then the Parties hereby agree and consent to the jurisdiction of the state courts of New York County, New York. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any Litigation brought in such court, (b) any claim that any Litigation brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

7.11   Partial Invalidity.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. To the extent the deemed deletion of the invalid, illegal or unenforceable provision or provisions is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement, the Parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

7.12   Survival.

The covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby until fully performed. The Fundamental Representations (as defined in Section 4.1(a)) shall survive the Closing until the expiration of the applicable statute of limitations. All other representations and warranties made in this Agreement shall survive the Closing for a period of two (2) years following the Closing Date (the “Survival Period”), after which time such representations and warranties shall terminate and be of no further force or effect; provided that (a) any claim for breach of any representation or warranty that is asserted in writing prior to the expiration of the applicable Survival Period shall survive until such claim is finally resolved and (b) nothing herein shall limit any claim based on common law fraud or willful and material breach.

7.13   Specific Enforcement.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties accordingly agree that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

7.14   Investment Unit.

The Parties acknowledge and agree that the Convertible Note and the Warrants are intended to constitute an investment unit within the meaning of Section 1273(c)(2) of the U.S. Internal Revenue Code of 1986, as amended. For this purpose, the Parties agree that the fair market value of the Warrants is $2,500,000, or such other amount as the Parties may agree in writing at or prior to the Closing, and that, pursuant to Section 1.1273-2(h) of the United States Treasury Regulations, that portion of the issue price of the investment unit will be allocable to the Warrants and the balance shall be allocable to the Convertible Note. Each Party agrees to prepare its U.S. federal income tax returns, if required, in a manner consistent with the foregoing unless otherwise required by a change in applicable law occurring after the date hereof, a closing agreement with an applicable Taxing Authority or a judgment of a court of competent jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GREENIDGE GENERATION HOLDINGS INC.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

MIG REF II INFR, LLC

By:	/s/ Matthew Lambert
Name:	Matthew Lambert
Title:	Authorized Signatory

[Signature Page to Subscription Agreement]

Exhibit A

Form of Convertible Note

(Attached.)

Exhibit B

Form of Warrants

(Attached.)

Exhibit C

Form of Investor Rights Agreement

(Attached.)